UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2025

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1600 Tysons Boulevard	McLean	,	VA		22102
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2025, Maximus, Inc. (the “Company”) received notice from John T. Martinez, the Company’s Chief Legal Officer and Corporate Secretary, of his intention to resign effective February 15, 2026. Mr. Martinez’ resignation is solely due to his personal desire to pursue a new opportunity that is more closely aligned with his industry background and experience and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Martinez will continue in his current role until his departure. The Company has initiated a search for a replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: December 18, 2025	/s/ John T. Martinez
John T. Martinez
Chief Legal Officer and Secretary

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